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                                                                     EXHIBIT 8.1

                               FORM OF OPINION OF
                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

                                August 31, 2001

Apco Argentina Inc.
P.O. Box 2400
Tulsa, Oklahoma 74102

     Re: Form S-4 Registration Statement of Apco Argentina Inc.

Ladies and Gentlemen:

     We have acted as special United States federal income tax counsel to Apco Argentina Inc., a corporation organized under the laws of Cayman Islands ("Parent"), in connection with (i) the contemplated merger (the "Merger") of Apco Delaware, Inc., a Delaware corporation ("Merger Sub") and a direct wholly-owned subsidiary of Parent, with and into Globex Energy, Inc., a Delaware corporation ("Company"), with Company surviving as a wholly-owned subsidiary of Parent, pursuant to the Agreement and Plan of Merger, dated as of April 5, 2001 (the "Merger Agreement"), and (ii) the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), which includes the joint proxy statement/prospectus of Parent and Company (the "Proxy Statement/Prospectus").

     In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the Merger will be consummated in accordance with the Merger Agreement.

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents

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Apco Argentina Inc.
August 31, 2001
Page 2

submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are duly authorized, valid, and enforceable.

     In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Parent, Merger Sub, and Company, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "MATERIAL TAX CONSEQUENCES" in the Registration Statement.

     Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurance can be given that the IRS could not successfully assert a position contrary to this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the discussion set forth under the heading "MATERIAL TAX CONSEQUENCES" in the Registration Statement is a fair and accurate summary of the material United States federal income tax consequences of the Merger.

     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

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Apco Argentina Inc.
August 31, 2001
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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the headings "MATERIAL TAX CONSEQUENCES" and the "QUESTIONS AND ANSWERS ABOUT THE MERGER" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations of the Commission.

                             Very truly yours,


                             /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)


                             333 WEST WACKER DRIVE
                             CHICAGO, IL 60606-1285